Exhibit 107

Calculation of Filing Fee Table

Form S-8

(Form Type)

AXIL Brands, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common stock, par value $0.0001 per share	Other(3)	957,250(2)	$3.91(3)	$3,742,847.50	$153.10 per $1,000,000	$573.03
Equity	Common stock, par value $0.0001 per share	Other(5)	24,000(4)	$8.17(5)	$196,080.00	$153.10 per $1,000,000	$30.02
Total Offering Amounts					$3,938,927.50		$603.05
Total Fee Offsets							N/A
Net Fee Due							$603.05

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 (the “Registration Statement”) also covers (i) such additional number of shares of common stock, par value $0.0001 per share, of AXIL Brands, Inc. (“Common Stock”) issuable upon stock splits, stock dividends, reclassifications, recapitalizations, combinations or similar events or (ii) such reduced number of shares of Common Stock in respect of any reverse stock splits, stock dividends, reclassifications, recapitalizations, combinations or similar events, in each case with respect to the shares of Common Stock being registered pursuant to this Registration Statement.

(2)	Represents shares of Common Stock reserved for issuance under the AXIL Brands, Inc. 2022 Equity Incentive Plan (as amended).

(3)	Estimated in accordance with Rules 457(c) and 457(h) under the Securities Act solely for purposes of calculating the registration fee and based on the average of the high and low sales price per share of Common Stock as reported on NYSE American LLC on October 8, 2024, which date is within five business days prior to filing this Registration Statement.

(4)	Represents shares of Common Stock issuable upon the exercise of options outstanding under the AXIL Brands, Inc. 2022 Equity Incentive Plan (as amended).

(5)	Estimated in accordance with Rule 457(h) of the Securities Act solely for purposes of calculating the registration fee and based on the weighted-average exercise price (rounded to the nearest cent) of the outstanding option awards under the AXIL Brands, Inc. 2022 Equity Incentive Plan (as amended).